SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):
                  December 18, 1997


                         CONTINENTAL HOMES HOLDING CORP.
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             (Exact name of registrant as specified in its charter)


Delaware                               0-14830            86-0554624
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(State or other jurisdiction of     (Commission        (I.R.S. Employer
incorporation or organization)      File Number)      Identification No.)


7001 North Scottsdale Road, Suite 2050
        Scottsdale, Arizona                                85253
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number including area code:(602) 483-0006



                                 Not Applicable
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         (Former name or former address, if changed since last report.)




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Item 5. Other Events.

     On December 18, 1997, Continental Homes Holding Corp. (the "Company") announced that it had entered into an Agreement and Plan of Merger, between the Company and D.R. Horton, Inc. ("DRHI") pursuant to which DRHI would acquire the Company in a stock-for-stock merger transaction. A copy of the press release, dated December 18, 1997, is filed herewith as exhibit 99.1.

     For information on employment arrangements entered into by the Company and DRHI with certain executive officers, see exhibits 10.1 through 10.5.

Item 7. Exhibits.


 Number   Description

  10.1 Employment Agreement between the Company and W. Thomas Hickcox, dated as of December 1, 1997.

  10.2 Employment Agreement between the Company and Julie E. Collins, dated as of December 1, 1997.

  10.3 Form of Employment Agreement between the Company and certain employees of the Company.

  10.4 Severance Plans between the Company and certain employees of the Company.

  10.5 Amendment No. 1 to Employment Agreement (Noncompetition Agreement) between DRHI and W. Thomas Hickcox, dated as of December 18,
          1997.

  10.6    Letter to Donald R. Loback from the Company, dated October 28, 1997.

  99.1    Press Release dated December 18, 1997.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 24, 1997            CONTINENTAL HOMES HOLDING CORP.

                                    /s/ Julie E. Collins
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                                    Julie E. Collins
                                    Chief Financial Officer